Exhibit 10.24

REXNORD SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended Effective January 1, 2008

To Comply With Internal Revenue Code Section 409A

REXNORD SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

TABLE OF CONTENTS

ARTICLE I - NAME, PURPOSE AND EFFECTIVE DATE		3
1.01	NAME AND PURPOSE	3
1.02	EFFECTIVE DATE	3

ARTICLE II - DEFINITIONS		4
2.01	“ADMINISTRATOR”	4
2.02	“CODE”	4
2.03	“EMPLOYER”	4
2.04	“PARTICIPANT”	4
2.05	“PLAN”	4
2.06	“SEPARATION FROM SERVICE”	4
2.07	“SERP ACCOUNT”	4

ARTICLE III - SERP ACCOUNT		5
3.01	ESTABLISHMENT OF SERP ACCOUNT	5
3.02	ANNUAL CONTRIBUTION	5
3.03	PRO-RATA CREDIT IN YEAR OF TERMINATION	5
3.04	ANNUAL INTEREST CREDIT	5

ARTICLE IV - PAYMENT OF SERP ACCOUNT		6
4.01	TIME AND FORM OF PAYMENT	6
4.02	PAYMENT IN THE EVENT OF DEATH	6

ARTICLE V - FUNDING		7
5.01	FUNDING	7

ARTICLE VI - ADMINISTRATION		8
6.01	DUTIES OF ADMINISTRATOR	8
6.02	FINALITY OF DECISIONS	8

ARTICLE VII - MISCELLANEOUS		9
7.01	NON-GUARANTEE OF EMPLOYMENT	9
7.02	AMENDMENTS/TERMINATION	9
7.03	NONASSIGNABILITY	9
7.04	ENTIRE AGREEMENT; SUCCESSORS	9
7.05	SUCCESSOR EMPLOYER	9
7.06	GOVERNING LAW	9
7.07	CLAIMS PROCEDURE	9
7.08	ADDITIONAL SECTION 409A PROVISIONS	9

ARTICLE I - NAME, PURPOSE AND EFFECTIVE DATE

1.01	Name and Purpose

The supplemental retirement plan set forth herein shall be known as the Rexnord Supplemental Executive Retirement Plan (the “Plan”). The Plan is established, and shall be maintained, solely for the purpose of providing supplemental retirement plan benefits for the Participant. For purposes of the Employee Retirement Income Security Act of 1974, as amended, the Plan is unfunded and maintained primarily for the purpose of providing non-qualified deferred compensation for the Participant who is part of a select group of management or highly-compensated employees.

1.02	Effective Date

The Plan was originally effective January 1, 2004. This restatement shall be effective January 1, 2008.

ARTICLE II - DEFINITIONS

2.01	“Administrator” means Rexnord LLC or its duly authorized representative.

2.02	“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

2.03	“Employer” means Rexnord LLC or its successor in interest.

2.04	“Participant” means Robert A. Hitt.

2.05	“Plan” means the Rexnord Supplemental Executive Retirement Plan.

2.06	“Separation from Service” means the Participant’s Termination of Employment, or if the Participant continues to provide services following his Termination of Employment, such later date as is considered a separation from service from the Employer and its 409A Affiliates within the meaning of Code Section 409A. Specifically, if the Participant continues to provide services to the Employer or a 409A Affiliate in a capacity other than as an employee, such shift in status is not automatically a Separation from Service. For purposes of this Agreement:

(a)	The Participant’s “Termination of Employment” shall occur when the Employer and the Participant reasonably anticipate that no further services will be performed by the Participant for the Employer and its 409A Affiliates or that the level of bona fide services the Participant will perform after such date as an employee of the Employer and its 409A Affiliates will permanently decrease to no more than 20% of the average level of bona fide services performed by the Participant (whether as an employee or independent contractor) for the Employer and its 409A Affiliates over the immediately preceding 36-month period (or such lesser period of services). Notwithstanding the foregoing, if the Participant takes a leave of absence for purposes of military leave, sick leave or other bona fide leave of absence, the Participant will not be deemed to have incurred a Separation from Service for the first 6 months of the leave of absence, or if longer, for so long as the Participant’s right to reemployment is provided either by statute or by contract; provided that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his position of employment or any substantially similar position of employment, the leave may be extended for up to 29 months without causing a Termination of Employment.

(b)	The term “409A Affiliate” means each entity that is required to be included in the Employer’s controlled group of corporations within the meaning of Code Section 414(b), or that is under common control with the Company within the meaning of Code Section 414(c), provided, however, that the phrase “at least 50 percent” shall be used in place of the phrase “at least 80 percent” each place it appears therein or in the regulations thereunder.

2.07	“SERP Account” means the bookkeeping reserve account established pursuant to Article III and distributed pursuant to Article IV.

ARTICLE III - SERP ACCOUNT

3.01	Establishment of SERP Account

As of January 1, 2004, the Participant shall have an opening balance in the Participant’s SERP Account of $67,216.

3.02	Annual Contribution

As of December 31, 2004 and each December 31 thereafter during the Participant’s employment with the Employer, the SERP Account shall be credited with the designated percentage (8.48%) of the Participant’s compensation.

For this purpose, “compensation” means base pay plus annual incentive bonus paid in the applicable calendar year pursuant to the Rexnord Management Incentive Plan, including any salary reductions of those items pursuant to Code Section 125 of 401(k) or for nonqualified deferred compensation, but excluding any other bonus or benefits, such as any long-term incentive bonus, sale bonus, relocation bonus or severance pay.

3.03	Pro-rata Credit in Year of Termination

As of the date of the Participant’s termination of employment with the Employer, the SERP Account shall be credited with the designated percentage of the Participant’s compensation for such partial calendar year, pursuant to the applicable terms in Section 3.02.

3.04	Annual Interest Credit

As of December 31, 2004 and each December 31 thereafter on which the Participant has a SERP Account, the SERP Account shall be credited with interest at the rate of 6.75% on the balance of the SERP Account on January 1 of such calendar year less the amount of any distribution from the SERP Account during the year.

ARTICLE IV - PAYMENT OF SERP ACCOUNT

4.01	Time and Form of Payment

The Participant’s SERP Account shall be paid to the Participant in a lump sum in cash six months following the Participant’s Separation from Service.

4.02	Payment in the Event of Death

In the event of the Participant’s death, the Participant’s SERP Account shall be paid in a lump sum within 30 days of the death to the beneficiary. The Participant’s beneficiary shall be the person or persons designated by the Participant on the beneficiary designation form provided by and filed with Employer. If the Participant does not designate a beneficiary, the beneficiary shall be his surviving spouse. If the Participant does not designate a beneficiary and has no surviving spouse, the beneficiary shall be the Participant’s estate. The designation of a beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Employer. If a beneficiary (the “primary beneficiary”) is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due, the balance to which the primary beneficiary is entitled shall be paid to the contingent beneficiary, if any, named in the Participant’s current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the estate of the primary beneficiary. Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Employer before payment of such benefit is to be made. Such a disclaimer shall be made in a form satisfactory to the Employer and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the beneficiary who filed the disclaimer had died prior to the Participant.

ARTICLE V - FUNDING

5.01	Funding

As of October 1, 2004, the Employer established the Trust Under the Rexnord Supplemental Executive Retirement Plan, a so-called “rabbi trust” to provide a pool of assets which is intended to be used, at least in part, to “fund” the benefits payable under this Plan. The initial funding of the rabbi trust in the amounts detailed in Section 3.01 was made concurrent with the adoption of this Plan. Future amounts credited to the Participant’s SERP Account pursuant to Sections 3.02, 3.03 and 3.04 for any calendar year shall be contributed by the Employer into the rabbi trust no later than 30 days subsequent to the end of that calendar year (i.e., by January 30th of the following calendar year). Notwithstanding the foregoing, any such trust assets shall be subject to the claims of creditors of the Employer. The Employer shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor, against the Employer with respect to the benefits payable hereunder, or which may be payable hereunder, to the Participant or beneficiary hereunder. If the Employer, acting in its sole discretion, establishes a reserve or other fund associated with this Plan other than the rabbi trust, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan. The assets in any such reserve or other fund shall be subject to the control of the Employer, and need not be used to pay benefits hereunder.

ARTICLE VI - ADMINISTRATION

6.01	Duties of Administrator

The Administrator shall have full authority to construe and interpret the terms and provisions of the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Administrator in connection with the Plan shall be within the absolute discretion of the Administrator and shall be final, binding and conclusive on the Employer and the Participant and his respective heirs, executors, administrators, successors and assigns.

6.02	Finality of Decisions

The Administrator is expressly granted, without intending any limitation, the discretion to construe the terms of the Plan and to determine eligibility for benefits hereunder. The decisions made by and the actions taken by the Administrator in the administration of the Plan shall be final and conclusive on all persons, and neither the Administrator nor the Employer shall be subject to individual liability with respect to the Plan.

ARTICLE VII - MISCELLANEOUS

7.01	Non-Guarantee of Employment

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Participant, or as a right of the Participant to be continued in the employment of the Employer, or as a limitation on the right of the Employer to deal with the Participant, as to his hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Plan did not exist.

7.02	Amendments/Termination

The Employer reserves the right to make from time to time amendments to or terminate this Plan by vote duly adopted by its Board of Directors, provided that no such amendment or termination shall reduce any benefits earned under the terms of this Plan prior to the date of termination or amendment and that no such amendment shall affect the timing or form of payment unless in compliance with Code Section 409A.

7.03	Nonassignability

The benefits payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind and any attempt to cause any benefits to be so subjected shall not be recognized, except to the extent required by applicable law.

7.04	Entire Agreement; Successors

This Plan, including any subsequently adopted amendments, shall constitute the entire agreement or contract between the Employer and the Participant regarding the Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Employer and the Participant relating to the subject matter hereof, other than those set forth in this Plan. This Plan and any amendment shall be binding on the Employer, the Participant and their respective heirs, administrators, trustees, successors and assigns, and on all designated beneficiaries of the Participant.

7.05	Successor Employer

In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision shall be made by which a successor to all or a major portion of the Employer’s property or business shall continue this Plan, and the successor shall have all of the powers, duties, obligations and responsibilities of the Employer under this Plan.

7.06	Governing Law

This Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

7.07	Claims Procedure

The Claims Procedure currently detailed, and as may later be amended, under the Rexnord 401(k) Plan is hereby incorporated by reference as the Claims Procedure for this Plan; provided, however that the “Board of Directors, or its duly authorized representative”, shall be substituted for the “Committee” in the Claims Procedure detailed in such plan.

7.08	Additional Section 409A Provisions

(a)	If an amount or the value of a benefit under the Plan is required to be included in the Participant’s income prior to the date such amount is actually distributed or benefit provided as a result of the failure of the Plan (or any other arrangement required to be aggregated with the Plan under Code Section 409A) to comply with Code Section 409A, then the Participant shall receive a distribution, in a lump sum, within 90 days after the date it is finally determined that the Plan fails to meet the requirements of Code Section 409A; such distribution shall equal the amount required to be included in the Participant’s income as a result of such failure and shall reduce the amount of payments or benefits otherwise due hereunder.

(b)	If any payment or the provision of any benefit required under the terms of the Plan would jeopardize the ability of the Employer to continue as a going concern, the Employer shall not be required to make such payment or provide such benefit; rather, the payment or benefit shall be delayed until the first date that making the payment or benefit does not jeopardize the ability of the Employer to continue as a going concern.

(c)	If any payment or benefit due pursuant to the Plan would violate the terms of Section 16(b) of the Securities Exchange Act of 1934 or other Federal securities laws, or any other applicable law, then the payment or the provision of the benefit shall be delayed under the earliest date on which making such payment or providing such benefit would not violate such law.

(d)	The Employer and the Participant intend the terms of the Plan to be in compliance with Code Section 409A. The Employer does not guarantee the tax treatment or tax consequences associated with any payment or benefit, including but not limited to consequences related to Code Section 409A. To the maximum extent permissible, any ambiguous terms of the Plan shall be interpreted in a manner which avoids a violation of Code Section 409A.

(e)	To avoid an additional tax on payments that may be payable or benefits that may be provided under the Plan and that constitute deferred compensation that is not exempt from Code Section 409A, the Participant must make a reasonable, good faith effort to collect any payment or benefit to which the Participant believes the Participant is entitled hereunder no later than 90 days after the latest date upon which the payment could have been made or benefit provided under the Plan, and if not paid or provided, must take further enforcement measures within 180 days after such latest date.

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